Exhibit 99.1

MADISON SQUARE GARDEN SPORTS CORP. REPORTS

FISCAL 2022 FIRST QUARTER RESULTS

NEW YORK, N.Y., November 10, 2021—Madison Square Garden Sports Corp. (NYSE: MSGS) has reported financial results for the fiscal first quarter ended September 30, 2021.

In October, the New York Rangers (“Rangers”) and New York Knicks (“Knicks”) began their 2021-22 regular seasons, with full 82-game schedules and no capacity restrictions for home games at the Madison Square Garden Arena (“The Garden”). Both teams are experiencing strong season ticket renewal rates, along with increased corporate sponsorship demand. The Company extended key marketing partnerships with JPMorgan Chase, Anheuser-Busch, Lexus and Squarespace, while also welcoming new partners, including Infosys and Benjamin Moore, as well as BetMGM, which represents the Company’s first significant marketing partnership related to mobile sports gaming in New York State.

The year-over-year comparability of fiscal first quarter results was impacted by several factors related to the COVID-19 pandemic. After suspending the 2019-20 seasons in March 2020, the NHL and NBA resumed play during the summer of 2020 and successfully completed their postseasons in September and October 2020, respectively. Consequently, the Company’s results for the prior year first quarter include the recognition of the remaining balance of national media rights fees, along with operating expenses, both related to the 2019-20 NBA and NHL seasons. Furthermore, the timing of the completion of the 2019-20 NBA and NHL seasons caused delayed starts to the 2020-21 seasons, resulting in no preseason games in the prior year first quarter as compared with two Rangers preseason home games during the current year period.

For the fiscal 2022 first quarter, the Company generated revenues of $18.8 million, a decrease of $38.2 million, as compared to the prior year period. In addition, the Company had an operating loss of $34.9 million and an adjusted operating loss of $28.1 million, as compared to an operating loss of $27.4 million and an adjusted operating loss of $17.8 million in the prior year quarter.(1)

Madison Square Garden Sports Corp. President and CEO Andrew Lustgarten said, “We’re pleased that the Knicks’ and Rangers’ regular seasons are underway – with both teams playing with no capacity restrictions and a full slate of scheduled games. And while there continues to be some uncertainty due to the pandemic, we’re encouraged by what we’re seeing across several areas of our business, including season tickets, corporate hospitality and marketing partnerships. We believe our strong fundamentals, along with new meaningful opportunities like mobile sports gaming in New York, leave us well-positioned to generate long-term value for our shareholders.”

Results from Operations

Results for the three months ended September 30, 2021 and 2020 are as follows:

	Three Months Ended
	September 30,		Change
$ millions	2021	2020	$	%
Revenues	$18.8	$57.0	$(38.2)	(67)%
Operating loss	$(34.9)	$(27.4)	$(7.5)	(27)%
Adjusted operating loss(1)	$(28.1)	$(17.8)	$(10.4)	(58)%

Note: Does not foot due to rounding

(1)	See page 3 of this earnings release for the definition of adjusted operating income (loss) included in the discussion of non-GAAP financial measures.

Summary of Reported Results from Continuing Operations

For the fiscal 2022 first quarter, the Company generated revenues of $18.8 million, as compared to revenues of $57.0 million in the prior year period, a decrease of $38.2 million. The decrease in revenues was primarily driven by declines in league distribution revenues and local media rights fees. This was partially offset by an increase in pre/regular season ticket-related revenues.

League distribution revenues decreased $41.2 million as compared to the prior year period, primarily due to the recognition of the remainder of national media rights fees related to the 2019-20 NBA and NHL seasons during the fiscal 2021 first quarter that otherwise would have been recognized during fiscal year 2020.

Local media rights fees decreased $1.8 million as compared to the prior year period, primarily due to the impact of the Rangers’ participation in the Stanley Cup Qualifiers in the prior year period, which was partially offset by contractual rate increases.

Pre/regular season ticket-related revenues increased $3.7 million as compared to the prior year period, resulting from two Rangers preseason home games played during the current year period as compared to no games played in the prior year period as a result of the 2020-21 NHL season’s delayed start.

Direct operating expenses of $8.6 million decreased $31.2 million, or 78%, as compared with the prior year period. During the prior year first quarter, the Company recognized a portion of player compensation expenses and revenue sharing expense (net of escrow) related to the 2019-20 NBA and NHL seasons that otherwise would have been recognized during fiscal year 2020. As a result, team personnel compensation decreased $13.5 million as compared to the prior year period. Net provisions for league revenue sharing expense (net of escrow) and NBA luxury tax decreased $8.9 million as compared to the prior year period. In addition, net provisions for certain team personnel transactions decreased $10.1 million as compared to the prior year period. These decreases were partially offset by $1.3 million of operating lease costs, including deferred operating lease costs, under the Arena License Agreements with Madison Square Garden Entertainment Corp. (“MSG Entertainment”).

Selling, general and administrative expenses of $43.7 million increased $0.7 million, or 2%, as compared to the prior year period.

Operating loss of $34.9 million increased $7.5 million, as compared with the prior year period, primarily due to the decrease in revenues, partially offset by lower direct operating expenses. Adjusted operating loss of $28.1 million increased by $10.4 million, as compared with the prior year period, primarily as a result of the decrease in revenues and, to a lesser extent, higher selling, general and administrative expenses, partially offset by the decrease in direct operating expenses.

About Madison Square Garden Sports Corp.

Madison Square Garden Sports Corp. (MSG Sports) is a leading professional sports company, with a collection of assets that includes: the New York Knicks (NBA) and the New York Rangers (NHL); two development league teams – the Westchester Knicks (NBAGL) and the Hartford Wolf Pack (AHL); and esports teams through Counter Logic Gaming, a leading North American esports organization, and Knicks Gaming, an NBA 2K League franchise. MSG Sports also operates two professional sports team performance centers – the MSG Training Center in Greenburgh, NY and the CLG Performance Center in Los Angeles, CA. More information is available at www.msgsports.com.

Non-GAAP Financial Measures

We define adjusted operating income (loss), which is a non-GAAP financial measure, as operating income (loss) excluding (i) deferred rent expense under the Arena License Agreements with MSG Entertainment, (ii) depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets, (iii) share-based compensation expense or benefit, (iv) restructuring charges or credits, (v) gains or losses on sales or dispositions of businesses, and (vi) the impact of purchase accounting adjustments related to business acquisitions. Because it is based upon operating income (loss), adjusted operating income (loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of our business without regard to the settlement of an obligation that is not expected to be made in cash. We believe that given the length of the Arena License Agreements and resulting magnitude of the difference in deferred rent expense and the cash rent payments, the exclusion of deferred rent expense provides investors with a clearer picture of the Company’s operating performance.

We believe adjusted operating income (loss) is an appropriate measure for evaluating the operating performance of our Company. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income (loss) as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to adjusted operating income (loss), please see page 5 of this release.

Forward-Looking Statements

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates, the impact of the COVID-19 pandemic and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

# # #

Contacts:

Kimberly Kerns Communications (212) 465-6442	Ari Danes, CFA Investor Relations (212) 465-6072

Conference Call Information:

The conference call will be Webcast live today at 10:00 a.m. ET at investor.msgsports.com

Conference call dial-in number is 833-942-2482 / Conference ID Number 2298086

Conference call replay number is 855-859-2056 / Conference ID Number 2298086 until November 17, 2021

MADISON SQUARE GARDEN SPORTS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended
	September 30,
	2021	2020
Revenues	$18,794	$57,038
Direct operating expenses	8,578	39,786
Selling, general and administrative expenses	43,728	42,996
Depreciation and amortization	1,426	1,660

Operating loss	(34,938)	(27,404)
Other income (expense):
Interest income	50	—
Interest expense	(3,103)	(1,989)
Miscellaneous expense, net	(63)	(120)

Loss from operations before income taxes	(38,054)	(29,513)
Income tax benefit	21,169	498

Net loss	(16,885)	(29,015)
Less: Net loss attributable to nonredeemable noncontrolling interests	(480)	(598)

Net loss attributable to Madison Square Garden Sports Corp.’s stockholders	$(16,405)	$(28,417)

Basic loss per common share attributable to Madison Square Garden Sports Corp.’s stockholders	$(0.68)	$(1.18)
Diluted loss per common share attributable to Madison Square Garden Sports Corp.’s stockholders	$(0.68)	$(1.18)
Basic weighted-average number of common shares outstanding	24,172	24,062
Diluted weighted-average number of common shares outstanding	24,172	24,062

MADISON SQUARE GARDEN SPORTS CORP.

ADJUSTMENTS TO RECONCILE OPERATING INCOME (LOSS) TO

ADJUSTED OPERATING INCOME (LOSS)

The following is a description of the adjustments to operating loss in arriving at adjusted operating loss as described in this earnings release:

•	Deferred rent. This adjustment eliminates the impact of the non-cash portion of rent expense associated with the Arena License Agreements with MSG Entertainment.

•	Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets in all periods.

•

Share-based compensation. This adjustment eliminates the compensation expense related to restricted stock units and stock options granted under the Company’s employee stock plan and non-employee director plan in all periods.

•	Restructuring charges. This adjustment eliminates costs related to termination benefits provided to employees as part of the Company’s workforce reduction in August 2020.

	Three Months Ended
	September 30,
	2021	2020
Operating loss	$(34,938)	$(27,404)
Deferred rent	529	—
Depreciation and amortization	1,426	1,660
Share-based compensation	4,851	6,345
Restructuring charges	—	1,644

Adjusted operating loss	$(28,132)	$(17,755)

MADISON SQUARE GARDEN SPORTS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	September 30, 2021	June 30, 2021
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$33,610	$64,902
Restricted cash	6,668	7,134
Accounts receivable, net of allowance for doubtful accounts of $0 and $0 as of September 30, 2021 and June 30, 2021, respectively	54,872	74,197
Net related party receivables	9,545	6,420
Prepaid expenses	48,528	16,724
Other current assets	12,728	15,869

Total current assets	165,951	185,246
Property and equipment, net of accumulated depreciation and amortization of $43,834 and $42,673 as of September 30, 2021 and June 30, 2021, respectively	34,734	35,716
Right-of-use lease assets	702,605	703,521
Amortizable intangible assets, net	1,430	1,695
Indefinite-lived intangible assets	112,144	112,144
Goodwill	226,955	226,955
Deferred income tax assets, net	37,101	15,943
Other assets	47,016	28,719

Total assets	$1,327,936	$1,309,939

MADISON SQUARE GARDEN SPORTS CORP.

CONSOLIDATED BALANCE SHEETS (continued)

(In thousands, except per share data)

	September 30, 2021	June 30, 2021
	(Unaudited)
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$1,692	$2,226
Net related party payables	32,876	17,089
Debt	30,000	30,000
Accrued liabilities:
Employee related costs	55,033	90,269
Other accrued liabilities	48,022	55,718
Operating lease liabilities, current	42,425	41,951
Deferred revenue	219,725	131,025

Total current liabilities	429,773	368,278
Long-term debt	355,000	355,000
Operating lease liabilities, noncurrent	681,007	691,152
Defined benefit obligations	6,251	6,283
Other employee related costs	54,842	57,740
Deferred revenue, noncurrent	31,497	31,603
Other liabilities	1,750	1,749

Total liabilities	1,560,120	1,511,805

Commitments and contingencies
Madison Square Garden Sports Corp. Stockholders’ Equity:
Class A Common stock, par value $0.01, 120,000 shares authorized; 19,689 and 19,587 shares outstanding as of September 30, 2021 and June 30, 2021, respectively	204	204
Class B Common stock, par value $0.01, 30,000 shares authorized; 4,530 shares outstanding as of September 30, 2021 and June 30, 2021	45	45
Preferred stock, par value $0.01, 15,000 shares authorized; none outstanding as of September 30, 2021 and June 30, 2021	—	—
Additional paid-in capital	—	23,102
Treasury stock, at cost, 759 and 861 shares as of September 30, 2021 and June 30, 2021, respectively	(129,426)	(146,734)
Accumulated deficit	(103,235)	(78,898)
Accumulated other comprehensive loss	(2,005)	(2,027)

Total Madison Square Garden Sports Corp. stockholders’ equity	(234,417)	(204,308)
Nonredeemable noncontrolling interests	2,233	2,442

Total equity	(232,184)	(201,866)

Total liabilities and equity	$1,327,936	$1,309,939

MADISON SQUARE GARDEN SPORTS CORP.

SELECTED CASH FLOW INFORMATION

(Dollars in thousands)

(Unaudited)

	Three Months Ended
	September 30,
	2021	2020
Net cash used in operating activities	$(19,310)	$(57,485)
Net cash used in investing activities	(306)	(80)
Net cash used in financing activities	(12,142)	(6,902)

Net decrease in cash, cash equivalents and restricted cash	(31,758)	(64,467)

Cash, cash equivalents and restricted cash at beginning of period	72,036	90,673

Cash, cash equivalents and restricted cash at end of period	$40,278	$26,206